Exhibit 10.90

FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT

     This First Amendment (this “Amendment”) to that certain Registration Rights Agreement (the “Agreement”), dated December 13, 2005, by and among Global Med Technologies, Inc., a Colorado corporation (the “Company”) and each purchaser set forth on the signature pages thereto and hereto (each, including its successors and assigns, a “Purchaser”, collectively, the “Purchasers” and together with the Company, the “Parties” and each a “Party”) is made effective as of March 29, 2006.

WITNESSTH:

     WHEREAS, the Parties desire to amend the Agreement as set forth herein.

     NOW, THEREFORE, in consideration of the mutual promises, conditions and covenants contained herein and in the Agreement, and for other good and valuable consideration, receipt of which is hereby acknowledged, the Parties hereto agree as follows:

AMENDMENT:

     1.     Amendment to Section 2. The Agreement is hereby amended by deleting Sections 2(a) and (b) in their entirety and by inserting in lieu thereof the following:

     “(a) On or prior to each Filing Date, the Company shall prepare and file with the Commission a “Shelf” Registration Statement covering the resale of 130% of the Registrable Securities on such Filing Date for an offering to be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-3 (except if the Company is not then eligible to register for resale the Registrable Securities on Form S-3, in which case such registration shall be on another appropriate form in accordance herewith) and shall contain (unless otherwise directed by the Holders) substantially the “Plan of Distribution” attached hereto as Annex A. Subject to the terms of this Agreement, the Company shall use its best efforts to cause a Registration Statement to be declared effective under the Securities Act as promptly as possible after the filing thereof, but in any event prior to the applicable Effectiveness Date, and shall use its best efforts to keep such Registration Statement continuously effective under the Securities Act until all Registrable Securities covered by such Registration Statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) as determined by the counsel to the Company pursuant to a written opinion letter to such effect, addressed and acceptable to the Company’s transfer agent and the affected Holders (the “Effectiveness Period”). The Company shall telephonically request effectiveness of a Registration Statement as of 5:00 pm Eastern Time on a Trading Day. The Company shall immediately notify the Holders via facsimile of the effectiveness of a Registration Statement on the same Trading Day that the Company telephonically confirms effectiveness with the Commission, which shall be the date requested for effectiveness of a Registration Statement. The Company shall, by 9:30 am Eastern Time on the Trading Day after the Effective Date (as defined in the Purchase Agreement), file a Form 424(b)(5) with the Commission. Failure to so notify the Holder within 1 Trading Day of such notification shall be deemed an Event under Section 2(b). The Company and the Holders hereby acknowledge that the Company filed a Registration Statement (Registration Number 333-131388) on Form SB-2 on January 30, 2006 with the Commission registering 24,529,793 shares of Common Stock pursuant to this Agreement, which subsequently was declared effective by the Commission on February 13, 2006. The Company and the Holders acknowledge and agree that the above referenced registered shares is sufficient to comply with the Company’s initial Registration Statement filing requirements as set forth herein.

     (b) If: (i) a Registration Statement is not filed on or prior to its Filing Date (if the Company files a Registration Statement without affording the Holders the opportunity to review and comment on the same as required by Section 3(a), the Company shall not be deemed to have satisfied this clause (i)), or (ii) the Company fails to file with the Commission a request for acceleration in accordance with Rule 461 promulgated under the Securities Act, within five Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the Commission that a Registration Statement will not be “reviewed,” or not subject to further review, or (iii) prior to its Effectiveness Date, the Company fails to file a pre-effective amendment and otherwise respond in writing to comments made by the Commission in respect of such Registration Statement within 10 Trading Days after the receipt of comments by or notice from the Commission that such amendment is required in order for a Registration Statement to be declared effective, or (iv) a Registration Statement filed or required to be filed hereunder is not declared effective by the Commission by its Effectiveness Date, or (v) after the Effectiveness Date, a Registration Statement ceases for any reason to remain continuously effective as to all Registrable Securities for which it is required to be effective, or the Holders are not permitted to utilize the Prospectus therein to resell such Registrable Securities for 10 consecutive calendar days but no more than an aggregate of 15 calendar days during any 12-month period (which need not be consecutive Trading Days) (any such failure or breach being referred to as an “Event”, and for purposes of clause (i) the date on which such Event occurs, or for purposes of clause (ii) the date on which such five Trading Day period is exceeded, or for purposes of clause (iii) the date which such 10 Trading Day period is exceeded, or for purposes of clause (iv) the Effective Date has not occurred on or before the 155th day after the Closing Date, or for purposes of clause (v) the date on which such 10 or 15 calendar day period, as applicable, is exceeded being referred to as “Event Date”), then in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash, as partial liquidated damages and not as a penalty, equal to (A) in connection with Events described in clauses (i)-(iii) and (v) 1% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder and (B) in connection with the Event described in clause (iv) 4% of the aggregate purchase price paid by such Holder pursuant to the Purchase Agreement for any Registrable Securities then held by such Holder; provided, however, that in no event shall such partial liquidated damages for any one or more Events cumulatively exceed the sum of 24% of the aggregate purchase price paid by the Holder for Registrable Securities. If the Company fails to pay any partial liquidated damages pursuant to this Section in full within seven days after the date payable, the Company will pay interest thereon at a rate of 18% per annum (or such lesser maximum amount that is permitted to be paid by applicable law) to the Holder, accruing daily from the date such partial liquidated damages are due until such amounts, plus all such interest thereon, are paid in full. The partial liquidated damages pursuant to the terms hereof shall apply on a daily pro-rata basis for any portion of a month prior to the cure of an Event. In no event will the liquidated damages and the interest thereon cumulatively exceed 24%.”

     3.   Full Force and Effect. Except as expressly amended herein, all other terms and provisions of the Agreement shall remain in full force and effect and are hereby ratified and confirmed in all respects.

     4.   Counterparts. This Amendment may be executed in one or more counterparts, each of which such counterparts shall be deemed an original and all of which together shall constitute one and the same Amendment.

     6.   Further Amendments. The Agreement shall further be amended wherever appropriate to reflect the changes indicated above.

     7.   Recital. The Recital hereto is hereby incorporated into this Amendment as if fully stated herein.

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     IN WITNESS WHEREOF, each Party has executed this First Amendment to the Registration Rights Agreement as of the date first written above.

GLOBAL MED TECHNOLOGIES, INC.	Address for Notice:
By: /s/ Michael I. Ruxin, M.D.	12600 West Colfax, Suite C-420
Name: Michael I. Ruxin, M.D.	Lakewood, CO 80215
Title: Chairman and CEO	Phone: (303) 238-2000
Fax: (303) 238-3368

With a copy to (which shall not constitute notice):

Name of Purchaser: Magnetar Capital Master Fund, LLC
Signature of Authorized Signatory of Purchaser: /s/ Paul Smith
Name of Authorized Signatory: Paul Smith
Title of Authorized Signatory: General Counsel
Email Address of Purchaser: notices@magnetar.com

Name of Purchaser: Crestview Capital Master Fund, LLC
Signature of Authorized Signatory of Purchaser: /s/ Robert Hoyt
Name of Authorized Signatory: Robert Hoyt
Title of Authorized Signatory: Managing Member
Email Address of Purchaser: bob@crestviewcap.com

Name of Purchaser: Fusion Capital Fund II, LLC
Signature of Authorized Signatory of Purchaser: /s/ Joshua B. Schienfeld
Name of Authorized Signatory: Joshua B. Schienfeld
Title of Authorized Signatory: President
Email Address of Purchaser: jschienfeld@fusioncapital.com

Name of Purchaser: Enable Growth Partners
Signature of Authorized Signatory of Purchaser: /s/ Mitch Levine
Name of Authorized Signatory: Mitch Levine
Title of Authorized Signatory: Managing Partner
Email Address of Purchaser: mlevine@enablecapital.com

Name of Purchaser: Enable Opportunity Partners
Signature of Authorized Signatory of Purchaser: /s/ Mitch Levine
Name of Authorized Signatory: Mitch Levine
Title of Authorized Signatory: Managing Partner
Email Address of Purchaser: mlevine@enablecapital.com

Name of Purchaser: Shepherd Investments International, LTD
Signature of Authorized Signatory of Purchaser: Michael A. Roth
Name of Authorized Signatory: Michael A. Roth
Title of Authorized Signatory: Managing Member of its Investment Manager
Email Address of Purchaser: bdavidson@sf-capital.com